UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 5, 2008

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2008 Bonus Plan

On February 5, 2008, the compensation committee (the “Committee”) of National CineMedia, Inc. (the “Company”) adopted the National CineMedia, Inc. 2008 Performance Bonus Plan (the “Bonus Plan”). All executive officers of the Company are eligible to participate in the Bonus Plan.

Under the Bonus Plan, each executive officer will have a performance bonus potential based on a specified percentage of his annual base salary at the end of the year for which a bonus is being paid (prorated in the case of an executive not employed for the full year). The performance bonus potential will vary depending on the executive officer’s title, business unit and level of responsibility.

The Bonus Plan contains the following potential bonuses for the named executive officers for 2008:

	2008 Base Salary	Performance Bonus Potential (% of Base Salary)	Stretch Bonus Potential (% of Performance Bonus)
Kurt C. Hall	$721,000	100%	50%
Clifford E. Marks	$695,250	100%	50%
Gary W. Ferrera	$350,000	75%	50%
Thomas C. Galley	$427,450	75%	50%
Ralph E. Hardy	$228,380	50%	50%

The financial criteria used in determining the performance bonus will vary by employee and department and will be based on operating budgets approved by the board of directors as follows. The performance bonus of all eligible employees will be measured on the EBITDA and free cash flow performance versus budget. The performance bonus will be weighted from 90% to 100% of total potential as specific targets vary from 90% to 100% of budget, with no performance bonus payable should EBITDA be less than 90% of budget. The performance bonus targets and measurements for eligible employees subject to the requirements of Section 162(m) of the Code shall be established by the Committee no later than the ninetieth day of NCM Inc.’s 2008 fiscal year.

After the amount of the preliminary performance bonus for each eligible participant has been determined by the Committee based upon the measures set forth in the Bonus Plan, the Committee may, in its sole discretion, and based upon such subjective criteria as it may determine with respect to each eligible employee, reduce the amount of the preliminary performance bonus amount by up to 25% of the amount calculated in accordance with the objective financial criteria set forth in the Bonus Plan. Payment of the performance bonus and stretch bonus to officers who are subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) will only be made upon certification by the Committee in writing that the performance goals and any other material terms of the performance bonus were in fact satisfied.

Notwithstanding the foregoing, the maximum amount of performance bonus plus stretch bonus that may be paid to an officer subject to the limitations of Section 162(m) of the Code shall not exceed 200% of each such officer’s base salary as in effect on January 1, 2008.

Payment of the performance bonus and stretch bonus to officers subject to the limitations of Section 162(m) of the Code shall be made only after the material terms of this Plan (as defined in Treasury Regulations under Section 162(m) of the Code) have been disclosed to and subsequently approved by the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: February 11, 2008	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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